EXHIBIT 99.1

         AT EQUITY MARKETING, INC.:
         Lisa Mueller
         Investor Relations
         (323) 932-4034

FOR IMMEDIATE RELEASE

                        EQUITY MARKETING REPORTS RESULTS
                            FOR FIRST QUARTER OF 2004

         LOS ANGELES, APRIL 29, 2004 - Equity Marketing, Inc. (Nasdaq: EMAK), a leading marketing services firm, today announced its financial results for the first quarter ended March 31, 2004.

         Revenues were $51.8 million in the first quarter of 2004, an increase of 8.9% over revenues of $47.6 million in the same period of the previous year.

         Net loss in the first quarter of 2004 was $166,000, or $0.09 per diluted share, compared with net income of $1.0 million, or $0.10 per diluted share, in the same period of the previous year.

         The Company's first quarter 2004 results include charges of approximately $0.02 per diluted share related to the amortization of acquired intangible assets, other purchase accounting adjustments and integration costs from the acquisitions of Johnson Grossfield ("JGI") and SCI Promotion ("SCI"), and stock-based compensation expense of approximately $0.01 per diluted share. In addition, the Company incurred a loss of approximately $0.03 per diluted share as a result of foreign currency transaction losses at its Logistix Kids subsidiary primarily due to the strengthening of the Euro relative to the British pound, compared with a foreign currency transaction gain of approximately $0.01 per diluted share in first quarter of 2003.

         "Overall business activity surpassed our expectations in the first quarter, as we recorded the highest level of first quarter revenues in the Company's history," said Equity Marketing Chairman and Chief Executive Officer Don Kurz. "We saw good revenue growth at Logistix

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Equity Marketing, Inc.
Page 2 of 10

and in our Consumer Products business, and combined with the addition of our recent acquisitions SCI and JGI, this more than offset the year-over-year decline in volumes for Burger King promotional programs. In spite of a net loss for the quarter, we reported positive operating income.

         "Our bottom line results were negatively impacted by three cents per diluted share during the quarter due to foreign currency transaction losses we did not anticipate. The growth in the pan-European business at Logistix during the quarter surpassed the currency hedges in place covering the British pound against the Euro. We have adjusted our hedging practices to reflect the new level of business being generated internationally by Logistix, and we believe the impact of foreign currency fluctuations will be minimized in the future," said Mr. Kurz.

QUARTER ENDED MARCH 31, 2004 FINANCIAL HIGHLIGHTS

         - Revenues were $51.8 million, compared with revenues of $47.6 million in the same period of the previous year.

         - Net foreign currency translation impact contributed approximately $1.4 million to revenues versus the prior year period average exchange rates.

         - Domestic revenues for the quarter were $35.4 million, or 68.4% of revenues, and international revenues for the quarter were $16.4 million, or 31.6% of revenues. In the prior year period, domestic revenues were $36.6 million, or 76.9% of revenues, and international revenues were $11.0 million, or 23.1% of revenues.

         - The SCI and JGI businesses generated a combined $4.8 million in revenues in the first quarter of 2004.

         - Marketing Services revenues for the quarter represented 89.7% of total revenues, while Consumer Products revenues represented 10.3% of total revenues. In the prior year period, Marketing Services revenues represented 92.2% of total revenues, while Consumer Products revenues represented 7.8% of total revenues.

         - Gross profit was 25.6% in the first quarter of 2004, as compared to 25.8% in the same period in 2003. Gross profit was 24.9% in the Marketing Services business and 30.9% in the Consumer Products business in the first quarter of 2004, as compared to 24.9% and 36.7%, respectively, in the first quarter of 2003.

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Equity Marketing, Inc.
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         -        Overall operating expenses were $13.2 million, or 25.5% of revenues, compared with $10.9 million, or 22.9% of revenues, in the prior year. Prior year operating expenses exclude SCI and JGI.

         - Earnings before interest, taxes, depreciation, amortization and a charge for integration costs of $43,000 in 2004 ("EBITDA") was $263,000, compared with $2.0 million in the same period in 2003.

         - Other expense in the first quarter 2004 totaled $292,000, compared to other income of $102,000 in the same period last year. Other income or expense is primarily composed of foreign exchange gains or losses.

         - Net loss was $166,000, or $0.09 per diluted share, compared with net income of $1.0 million, or $0.10 per diluted share, in the same period of the previous year.

         - Results for the first quarter of 2003 do not include SCI (acquired September 3, 2003) or JGI (acquired effective January 31, 2004). Collectively, SCI and JGI were $0.07 dilutive per share in the first quarter of 2004. This is in line with our expectations as the first half of the year is seasonally SCI's lowest.

FINANCIAL CONDITION

         At March 31, 2004, the Company had $14.2 million in cash, cash equivalents and marketable securities, $24.8 million in working capital, a current ratio of 1.7 and no debt. The decrease in cash, cash equivalents, and marketable securities balance reflects the use of $4.5 million in cash for the acquisition of JGI. The Company used $204,000 of cash from operations during the quarter, compared with a use of cash of $7.8 million in the same period in 2003.

         The Company has also extended the maturity of its $35 million credit facility with Bank of America through June 30, 2005. Under terms of the agreement, the credit facility may be used for working capital and acquisition financing purposes.

SHARE COUNT UPDATE

         In accordance with GAAP, based on the level of net income for the first quarter of 2004, the calculation of diluted earnings per share excludes the impact of the assumed conversion of preferred stock and includes the preferred stock dividend. Accordingly, the number of diluted

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Equity Marketing, Inc.
Page 4 of 10

weighted average shares outstanding for purposes of computing earnings per share was 5.7 million shares in the first quarter of 2004.

         In subsequent periods, the Company expects its diluted weighted average shares outstanding for purposes of computing earnings per share to be the following (based on its current projections):

Second Quarter 2004:               6.2 million shares
Full Year 2004:                    7.8 million shares

OUTLOOK

         For the second quarter of 2004, Equity Marketing expects revenues to be between $53 million and $58 million, and diluted earnings per share to range from $0.02 to $0.08. For the full year, the Company continues to expect revenues to range between $235 million and $260 million, and diluted earnings per share to range between $1.25 and $1.45. The bulk of the Company's promotional programs are scheduled for the second half of the year, which should result in significant sales and earnings per share growth in the third and fourth quarters of 2004.

         The Company believes it has good visibility on the significant year-over-year growth expected in the second half of the year due to the following factors:

         - While the unit volumes for the promotional programs currently scheduled for Burger King are expected to be down year-over-year, the decline will be to a lesser degree than the programs produced in the first half of 2004

         - Improved contribution from Upshot from six new clients added since the beginning of the year

         - Additional promotional programs have been won for Kellogg's(R) worldwide

         - A seasonally stronger second half for SCI due to its retail department store client base

         - JGI is planning to produce three more promotional programs for Subway(R) to be in store this year

         - Continuation of the growth trends in the Consumer Products business including expanded distribution for the Disney's Kim Possible(TM) line and the Crayola(R) branded

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Equity Marketing, Inc.
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                  bath toys, new sales of the Baby Einstein(TM) and Samurai
                  Jack(TM) lines and solid sales of the Scooby-Doo(TM) line

         Mr. Kurz commented on the outlook for Equity Marketing: "While the year is more back-end loaded than is typical, we have confidence in our ability to meet our growth targets this year. On March 26, our backlog was $156 million, which is approximately 10% higher than it was at a similar point last year, and provides good visibility on our business activity for the remainder of 2004. Through the growth in backlog for our other businesses, as well as the impact of our recent acquisitions, we believe we will more than offset the decline in Burger King-related revenues we will see this year.

         "This backlog also includes consumer products that have already been shipped to customers. As such, they typically represent a relatively small portion of our backlog, and it is not indicative of the level of sales we expect from this business in 2004. For the full year, we expect that sales of our consumer products will see meaningful growth due to our expanded stable of brands and the additional distribution outlets we have established.

         "From a strategic standpoint, we are making the necessary investments to drive top-line growth, including corporate branding and public relations initiatives. With the economy strengthening, our new business pipeline is picking up noticeably and we are adding sales staff for the effort. The broad service portfolio and geographic presence we have built organically and through acquisitions over the past three years have improved our ability to capitalize on the increasing demand for non-advertising marketing services that we are seeing. We believe we are in excellent position to improve our financial performance in the second half of 2004, and continue that momentum in 2005 when we anticipate that our Burger King-related revenues will stabilize or increase," said Mr. Kurz.

FIRST QUARTER CONFERENCE CALL

         The Company will host a conference call today at 4:30 p.m. ET/1:30 p.m. PT to discuss its first quarter financial results and operational highlights. All interested parties may listen to the live call or access a replay of the call via the Internet at www.equity-marketing.com. To listen to the live call, visit the Investor Relations page of the Web site at least 15 minutes prior to download any necessary software.

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Equity Marketing, Inc.
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         Equity Marketing, Inc. is a leading global marketing services company based in Los Angeles, with offices in Chicago, Minneapolis, New York, Ontario
(CA), London, Paris and Hong Kong. The Company focuses on the design and execution of strategy-based marketing programs, with particular expertise in the areas of: strategic planning and research, entertainment marketing, design and manufacturing of custom promotional products, promotion, event marketing, collaborative marketing, and environmental branding. The Company's clients include Burger King Corporation, Diageo, Kellogg's, Kohl's, Macy's, Nordstrom, Procter & Gamble, and Subway Restaurants, among others. The Company complements its core marketing services business by developing and marketing distinctive consumer products, based on emerging and evergreen licensed properties, which are sold through specialty and mass-market retailers. More information about Equity Marketing is available on the Company's web site at www.equity-marketing.com.

NOTE: All trademarks and registered trademarks are property of their respective owners.

Certain expectations and projections regarding the future performance of Equity Marketing, Inc. discussed in this news release are forward-looking and are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company's operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company's actual consolidated results of operations and financial position in 2004 and thereafter to differ significantly from those expressed in forward-looking statements: the Company's dependence on a single customer; the significant quarter-to-quarter variability in the Company's revenues and net income; the Company's dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company's dependence on foreign manufacturers; the Company's need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.

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Equity Marketing, Inc.
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EQUITY MARKETING, INC.
Condensed Consolidated Statements of Income
(In thousands, except share and per share data)

                                                             THREE MONTHS ENDED
                                                                   MARCH 31,
                                                                 (UNAUDITED)
                                                          --------------------------
                                                             2004           2003
                                                          -----------    -----------
Revenues                                                  $    51,812    $    47,567

Cost of sales                                                  38,572         35,287
                                                          -----------    -----------
     Gross profit                                              13,240         12,280

Operating expenses:

     Salaries, wages and benefits                               7,277          5,861

     Selling, general and administrative                        5,896          5,025

     Integration costs                                             43              -
                                                          -----------    -----------
     Total operating expenses                                  13,216         10,886
                                                          -----------    -----------
     Income from operations                                        24          1,394

Other income (expense)                                           (292)           102
                                                          -----------    -----------
     Income (loss) before provision for income taxes             (268)         1,496

Provision (benefit) for income taxes                             (102)           518
                                                          -----------    -----------
     Net income (loss)                                           (166)           978

Preferred stock dividends                                         375            375
                                                          -----------    -----------
     Net income (loss) available to common stockholders   $      (541)   $       603
                                                          ===========    ===========

Basic income (loss) per share

     Income (loss) per share                              $     (0.09)   $      0.11
                                                          ===========    ===========
     Weighted average shares outstanding                    5,739,603      5,708,279
                                                          ===========    ===========

Diluted income (loss) per share

     Income (loss) per share                              $     (0.09)   $      0.10
                                                          ===========    ===========
     Weighted average shares outstanding                    5,739,603      5,882,609
                                                          ===========    ===========

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Equity Marketing, Inc.
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EQUITY MARKETING, INC.
Condensed Consolidated Balance Sheets
(In thousands)

                                                MARCH 31,
                                                  2004          DECEMBER 31,
                                               (UNAUDITED)          2003
                                               -----------      ------------
ASSETS
Cash and cash equivalents                       $  12,852        $  19,291
Marketable securities                               1,300                -
Accounts receivable, net                           30,708           36,765
Inventories                                        13,201           15,099
Prepaid expenses and other current assets           4,543            4,352
                                                ---------        ---------
       CURRENT ASSETS                              62,604           75,507
Fixed assets, net                                   4,023            3,809
Intangible assets, net                             47,754           43,145
Other assets                                        6,569            5,869
                                                ---------        ---------
       TOTAL ASSETS                             $ 120,950        $ 128,330
                                                =========        =========

LIABILITIES AND
STOCKHOLDERS' EQUITY
Short-term debt                                 $       -        $       -
Accounts payable                                   26,045           28,865
Accrued liabilities                                11,725           17,195
                                                ---------        ---------
       CURRENT LIABILITIES                         37,770           46,060
Long-term liabilities                               5,092            5,555
                                                ---------        ---------
       TOTAL LIABILITIES                           42,862           51,615

Mandatory redeemable preferred stock               22,518           23,049

Common stock                                            -                -
Additional paid-in capital                         25,648           23,886
Retained earnings                                  44,597           45,138
Accumulated other comprehensive income              4,145            3,334
Less:
       Treasury stock                             (17,458)         (17,458)
       Unearned compensation                       (1,362)          (1,234)
                                                ---------        ---------
       TOTAL STOCKHOLDERS' EQUITY                  55,570           53,666
                                                ---------        ---------
       TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY                     $ 120,950        $ 128,330
                                                =========        =========

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Equity Marketing, Inc.
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EQUITY MARKETING, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

                                                                                               THREE MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                                   (UNAUDITED)
                                                                                              --------------------
                                                                                                2004        2003
                                                                                              --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                                          $   (166)   $    978
   Adjustments to reconcile net income (loss) to net cash used in operating activities:
         Depreciation and amortization                                                             466         472
         Provision for doubtful accounts                                                            21          89
         (Gain) loss on disposal of fixed assets                                                    (8)          3
         Tax benefit from exercise of stock options                                                 51          11
         Amortization of restricted stock                                                           86          41
         Other                                                                                       -          (1)
         Changes in operating assets and liabilities-
         Increase (decrease) in cash and cash equivalents:
             Accounts receivable                                                                 8,226      18,472
             Inventories                                                                         2,750       2,822
             Prepaid expenses and other current assets                                            (914)       (370)
             Other assets                                                                         (682)       (869)
             Accounts payable                                                                   (3,433)    (20,765)
             Accrued liabilities                                                                (6,138)     (8,725)
             Long-term liabilities                                                                (463)         40

                                                                                              --------    --------
         Net cash used in operating activities                                                    (204)     (7,802)
                                                                                              --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of fixed assets                                                                      (591)       (117)
   Purchase of marketable securities, net                                                       (1,300)     (3,500)
   Proceeds from sale of fixed assets                                                                9          16

   Payment for purchase of JGI                                                                  (4,508)          -

                                                                                              --------    --------
         Net cash used in investing activities                                                  (6,390)     (3,601)
                                                                                              --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payment of preferred stock dividends                                                           (375)       (375)
   Purchase of treasury stock                                                                        -        (333)
   Proceeds from exercise of stock options                                                         477         154

                                                                                              --------    --------
         Net cash provided by (used in) financing activities                                       102        (554)
                                                                                              --------    --------

         Net decrease in cash and cash equivalents                                              (6,492)    (11,957)

Effects of exchange rates on cash and cash equivalents                                              53          64

CASH AND CASH EQUIVALENTS, beginning of period                                                  19,291      25,833
                                                                                              --------    --------

CASH AND CASH EQUIVALENTS, end of period                                                      $ 12,852    $ 13,940
                                                                                              ========    ========

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Equity Marketing, Inc.
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EQUITY MARKETING, INC.
EBITDA
(In thousands)

EBITDA, before charges, is calculated as follows:

                                                   THREE MONTHS ENDED
                                                         MARCH 31,
                                                       (UNAUDITED)
                                                   ------------------
                                                     2004      2003
                                                   -------    -------
Net Income (loss)                                  $  (166)   $   978

     Integration costs                                  43          -
     Interest expense, net                              22          4
     Provision (benefit) for income taxes             (102)       518
     Depreciation                                      395        408
     Amortization                                       71         64
                                                   -------    -------
EBITDA, before charges                             $   263    $ 1,972
                                                   =======    =======

EBITDA is reconciled to cash flows used in operating activities, the most comparable measure under generally accepted accounting principles, as follows:

                                                   THREE MONTHS ENDED
                                                       MARCH 31,
                                                      (UNAUDITED)
                                                   ------------------
                                                    2004       2003
                                                   -------    -------
EBITDA, before charges                             $   263    $ 1,972

     Integration costs                                 (43)         -
     Interest expense, net                             (22)        (4)
     (Provision) benefit for income taxes              102       (518)
     Changes in operating assets and liabilities      (654)    (9,395)
     Other, net                                        150        143
                                                   -------    -------
Net cash used in operating activities              $  (204)   $(7,802)
                                                   =======    =======

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